Exhibit 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 5, 2021.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 OR RULE 144A THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IN THE CASE OF (B), (C) OR (D) THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION OR EXCLUSION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

WARRANT CERTIFICATE

AUGUSTA GOLD CORP.

(a Delaware corporation)

Void After

March 4, 2024

WARRANT CERTIFICATE NO. «Warrant_No»	«Warrants» COMMON STOCK PURCHASE WARRANTS

THIS IS TO CERTIFY THAT for value received «REGISTRATION_NAME» (the “Holder”) has the right to purchase in respect of each whole warrant (a “Warrant”, and collectively, the “Warrants”) represented by this Warrant Certificate or by a replacement certificate, at any time up to 5:00 p.m. (Vancouver time) on March 4, 2024 (the “Expiry Date”) one fully paid and non-assessable share of common stock, par value $0.0001 (a “Common Share”, and collectively, the “Common Shares” and which terms shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of AUGUSTA GOLD CORP. (the “Company”), a Delaware corporation, as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the “Exercise Price”) of CAD$2.80 per Common Share, subject to adjustment as provided herein.

The Company agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Holder as of the close of business on the date on which this Warrant Certificate shall have been surrendered along with a properly completed and executed Subscription Form (as defined below, and including any accompanying documentation as required in the Subscription Form) and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares at any time after the Expiry Date and from and after the Expiry Date the Warrants and all rights under this Warrant Certificate shall be void and of no value.

1.	Exercise of Warrants

In the event that the Holder desires to exercise the right to purchase Common Shares conferred hereby, the Holder shall (i) complete in the manner indicated and execute a subscription form (the “Subscription Form”) in substantially the form attached as Schedule A to this Warrant Certificate, (ii) surrender this Warrant Certificate to the Company in accordance with Section 12, and (iii) pay the amount payable on the exercise of such Warrants in respect of the Common Shares subscribed for by wire transfer or electronic funds transfer, certified cheque, bank draft or money order in lawful money of Canada payable to the Company. Upon such surrender and payment as aforesaid, the Holder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Holder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Company shall cause such certificate or certificates to be delivered to the Holder at the address specified in the Subscription Form after such surrender and payment as aforesaid.

2.	No Requirement to Issue Fractional Shares

No fractional Common Shares will be issuable upon any exercise of the Warrants and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share. Instead the number of Common Shares issuable upon exercise of the Warrants will be rounded to the nearest whole number of Common Shares.

3.	No U.S. Registration

These Warrants and the Common Shares issuable upon exercise hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any applicable securities laws of any state of the United States and these Warrants may not be exercised, in whole or in part, by or on behalf of a U.S. Person or person within the United States and the Common Shares may not be delivered to an address in the United States unless the Warrants and the Warrant Shares issuable upon exercise hereof have been registered under the U.S. Securities Act and any applicable securities laws of any state of the United States or unless an exemption from such registration requirements is available.

Each holder of Warrants must represent to the Company that either (i) they are not a U.S. Person, are not exercising the Warrants on behalf of a U.S. Person and otherwise meet the conditions for a “offshore transaction” under Regulation S under the U.S. Securities Act or (ii) the exercise of the Warrants and delivery of the Common Shares is registered under the U.S. Securities Act or exempt from such registration requirements and has delivered to the Company and its transfer agent evidence thereof, including an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Company and its transfer agent to such effect. As used herein, the terms “United States” and “U.S. Person” have the meaning assigned to them in Regulation S under the U.S. Securities Act.

4.	Exercise in Whole or in Part

The Holder may from time to time subscribe for and purchase any lesser number of Common Shares than the aggregate number of Common Shares which this Warrant Certificate entitles the Holder to subscribe for. In the event that the Holder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Date, the Holder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

5.	No Rights of Shareholder Until Exercise

The holding of the Warrants shall not constitute the Holder a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

6.	Legends on Common Shares

Any certificate representing Common Shares issued upon the exercise of the Warrants before July 5, 2021 shall bear the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 5, 2021."

provided that at any time subsequent to July 5, 2021 any certificate representing such Common Shares may be exchanged for a certificate bearing no such legend.

In addition, all certificates representing Common Shares issued upon the exercise of the Warrants must bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 OR RULE 144A THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IN THE CASE OF (B), (C) OR (D) THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

7.	Transferability

The Warrants evidenced hereby shall not be assignable or transferable by the Holder.

8.	Covenants, Representations and Warranties

The Company represents, warrants and covenants with the Holder that so long as any Warrants remain outstanding and may be exercised:

(a)	The Company will at all times maintain its existence and will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with applicable law;

(b)	The Company shall at all times reserve and keep available out of its authorized Common Shares solely for the purpose of issue upon exercise of the Warrants as provided herein, and issue to the Holder such number of Common Shares as shall then be issuable upon the exercise of the Warrants;

(c)	All Common Shares which shall be issuable upon exercise of the Warrants and payment therefor in accordance with the terms herein shall be duly and validly issued as fully paid and non-assessable, free and clear of all taxes, liens and charges with respect to the issue thereof; and

(d)	This Warrant Certificate is a valid and enforceable obligation of the Company, enforceable in accordance with the provisions hereof.

9.	Adjustments

From and after the date hereof, the Exercise Price and the number of Common Shares deliverable upon the exercise of the Warrants will be subject to adjustment as follows:

(a)	In case of any reclassification of the Common Shares or change of the Common Shares into other shares, or in case of the consolidation, arrangement, merger, reorganization or amalgamation of the Company with or into any other company or entity which results in any reclassification of the Common Shares or a change of the Common Shares into other shares, or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event, a "Reclassification of Common Shares"), at any time on or prior to the Expiry Date, the Holder shall, after the effective date of such Reclassification of Common Shares and upon exercise of the right to purchase Shares hereunder, be entitled to receive, and shall accept, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Common Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the Holder in order that the provisions set forth in this section shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby.

(b)	If and whenever at any time on or prior to the Expiry Date the Company shall:

(i)	subdivide the Common Shares into a greater number of shares;

(ii)	consolidate the Common Shares into a lesser number of shares; or

(iii)	issue Common Shares, Participating Shares or Convertible Securities (both such terms as defined below in paragraph (g)) to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution on the Common Shares payable in Common Shares, Participating Shares or Convertible Securities;

(any such event, a "Capital Reorganization") and any such event results in an adjustment in the Exercise Price pursuant to paragraph (c), the number of Common Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)	If and whenever at any time on or prior to the Expiry Date, the Company shall undertake a Capital Reorganization, the Exercise Price shall, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which shall be the number of Common Shares and Participating Shares outstanding immediately before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Common Shares and Participating Shares outstanding immediately after giving effect to such Capital Reorganization. The number of Common Shares and Participating Shares outstanding shall include the deemed conversion into or exchange for Common Shares or Participating Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any event referred to in this paragraph shall occur.

(d)	Any issue of Common Shares, Participating Shares or Convertible Securities by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Common Shares under paragraphs (e) and (f).

(e)	If and whenever at any time on or prior to the Expiry Date, the Company shall fix a record date for the issuance of rights, options or warrants (other than the Warrants evidenced hereby) to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Value (as defined below) of the Common Shares on such record date (any such event, a "Rights Offering"), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Value (as hereinafter defined) of the Common Shares on the record date: (1) the amount obtained by multiplying the number of Common Shares or Participating Shares which the holders of Common Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii)	the denominator of which shall be the aggregate of: (A) the number of Common Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Common Shares or Participating Shares which the holders of Common Shares are entitled to subscribe for or purchase; or (2) the maximum number of Common Shares or Participating Shares which the holders of Common Shares are entitled to receive on the conversion or exchange of the Convertible Securities.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f)	If and whenever at any time on or prior to the Expiry Date, the Company shall fix a record date for the distribution to all or substantially all the holders of Common Shares of:

(i)	shares of any class, whether of the Company or any other company;

(ii)	rights, options or warrants; or

(iii)	evidences of indebtedness;

and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of Common Shares to subscribe for or purchase Common Shares, Participating Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Value of the Common Shares on such record date (any such non-excluded event, a “Special Distribution”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (A) the numerator of which shall be the amount by which (1) the amount obtained by multiplying the number of Common Shares outstanding on such record date by the Current Value of the Common Shares on such record date, exceeds (2) the aggregate fair market value (as determined by the external auditors of the Company, which determination shall be conclusive) to the holders of such Common Shares of such Special Distribution; and (B) the denominator of which shall be the total number of Common Shares outstanding on such record date multiplied by such Current Value.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(g)	For the purpose of this Warrant: (i) “Participating Share” means a share (other than a Common Share) that carries the right to participate in earnings to an unlimited degree; and (ii) “Convertible Security” means a security convertible into or exchangeable for a Common Share or a Participating Share or both.

(h)	No adjustment pursuant to this Warrant Certificate shall be made in respect of dividends (payable in cash, Common Shares or Participating Shares) declared payable on the Common Shares in any fiscal year of the Company to the extent that the aggregate value of such dividends, when aggregated with the aggregate value of any dividends previously declared payable on the Common Shares in such fiscal year, do not exceed 50% of the aggregate consolidated net income of the Company, before extraordinary items, for its immediately preceding fiscal year.

(i)	In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Common Shares or securities or other property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares or securities or other property upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on any such additional Common Shares or securities or other property on and after such exercise.

(j)	The adjustments provided for in this Warrant Certificate are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Common Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Common Shares); provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(k)	No adjustment in the number of Common Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price shall be made pursuant to this Warrant Certificate if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants evidenced hereby for Shares prior to the effective date or record date of such event.

(l)	In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall conclusively be determined by a firm of chartered accountants appointed by the Company and acceptable to the Holder (who may be the Company's auditors). Such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the Holder.

(m)	As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrant, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Company shall take all corporate action which may, in the opinion of external counsel, be necessary in order that the Company has reserved and there will remain unissued out of its authorized capital a sufficient number of Common Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Company may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

For the purpose of any computation under this Warrant Certificate, the “Current Value” of the Common Shares at any date shall be determined as:

(a)	the weighted average closing price of the Common Shares traded through the facilities of the Canadian Securities Exchange for the 20 consecutive trading days ending no later than five trading days before such date;

(b)	if the Common Shares are not listed on the Canadian Securities Exchange, the weighted average closing price of the Common Shares traded through the facilities of such other stock exchange or quotation system on which the Common Shares are listed or through which the Common Shares are quoted for the 20 consecutive trading days ending no later than five trading days before such date; or

(c)	if the Common Shares are not listed on the Canadian Securities Exchange or any other stock exchange or quoted through a quotation system, the fair value thereof as determined in good faith by an independent brokerage or accounting firm selected by the Company and satisfactory to the Holder. The Company shall be solely responsible for paying all fees and expenses of such independent brokerage or accounting firm.

10.	Certificate as to Adjustments

In each case of any adjustment or readjustment in the Common Shares (or other securities or property) issuable on the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and will prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including (i) the number of Common Shares (or other securities or property) outstanding or deemed to be outstanding, and (ii) the Exercise Price and the number of Common Shares to be received upon exercise of the Warrants, in effect immediately prior to such adjustment or readjustment and after such adjustment or readjustment, as provided in this Warrant Certificate. The Company will forthwith mail a copy of each such certificate to the Holder.

11.	Miscellaneous

(a)	If this Warrant Certificate or any replacement hereof is lost, mutilated, destroyed or stolen, upon receipt of evidence satisfactory to the Company, acting reasonably, the Company may, on such reasonable terms as to cost and indemnity or otherwise as it may impose respectively, issue a replacement Warrant certificate similar as to denomination, tenor and date as the Warrant Certificate so lost, mutilated, destroyed or stolen.

(b)	Notwithstanding anything in this Warrant Certificate, the Warrants may be exercised and are exercisable, only to the extent permitted by applicable law.

(c)	The Company shall pay any and all issue and other taxes imposed by governmental authorities of jurisdictions to which the Company is subject that may be payable in respect of any issue or delivery of Common Shares on an exercise of the Warrants.

(d)	The Company will not, by amendment of its articles of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all of the provisions of this Warrant Certificate and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(e)	Unless otherwise indicated, all dollar amounts referred to herein are in lawful money of Canada.

12.	Notice

Any notice, designation, direction or other communication required or permitted to be given under this Warrant Certificate will be in writing and will be given by prepaid first-class mail, or other means of electronic communication or by hand-delivery. Any notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth business day after its post-marked date, or if sent by other means of electronic communication, will be deemed to have been received on the business day following the sending (provided that the sender has evidence of a successful transmission), or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at that address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this Section 12. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices and other communications will be delivered by hand or sent by other means of electronic communication and will be deemed to have been received in accordance with this Section 12. Notices and other communications will be addressed as follows:

(a)	if to the Company:

Augusta Gold Corp.

Suite 555 – 999 Canada Place

Vancouver, BC V6C 3E1

Attention: Purni Parikh

Email: pparikh@augustacorp.com

(b)	if to the Holder:

«REGISTRATION_NAME»

«REGISTRATION_ADDRESS»

Attention: ●

Email: «EMAIL»

13.	Severability

In the event that any provision of this Warrant Certificate is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed inoperative to the extent that it may conflict therewith and will be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision of this Warrant Certificate.

14.	Enurement

Subject to the terms hereof, the Warrants shall enure to the benefit of, and shall be binding upon the Holder and the Company and their respective successors and permitted assigns.

15.	Governing Law

This Warrant Certificate and the Warrants represented hereby shall be exclusively governed by the laws in force in the State of Delaware without regard to conflict of laws principles.

16.	Time of the Essence

Time shall be of the essence in this Warrant Certificate.

17.	Further Assurances

The Company and the Holder shall from time to time execute and deliver all such further documents and instruments and do all acts and things as reasonably required to effectively carry out or better evidence or perfect the full intent and meaning of this Warrant Certificate.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by the signature of its duly authorized officer effective the 4th day of March, 2021.

AUGUSTA GOLD CORP.

Per:
Name: Purni Parikh
Title: Senior VP, Corporate Affairs and Corporate Secretary

Schedule A

SUBSCRIPTION FORM

TO:	AUGUSTA GOLD CORP.

Suite 555 – 999 Canada Place

Vancouver, BC V6C 3E1

The undersigned holder of the Warrants represented by the enclosed certificate hereby subscribes for ___________ Common Shares of AUGUSTA GOLD CORP. (or such number of Common Shares or other securities to which such subscription entitles it in lieu thereof or in addition thereto under the provisions of the Warrants) at an exercise price of CAD$2.80 per Common Share and hereby tenders payment therefor on the terms specified in the Warrant Certificate. Capitalized terms in this Subscription Form not defined herein have the meaning given such terms in the Warrant Certificate.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked)

☐	a. The undersigned hereby certifies that the undersigned (i) acquired this Warrant directly from the Company as a non-U.S. Subscriber (as defined in the Subscription Agreement) in accordance with applicable securities laws as part of the Company’s offering of Units, (ii) as part of the acquisition of this Warrant in the Company’s offering of Units, the undersigned executed and delivered the Confirmation of Non-U.S. Subscriber attached to the subscription agreement for the Units (the “Subscription Agreement”) as Exhibit B (the “Confirmation of Non-U.S. Subscriber”), (iii) at the time the undersigned acquired this Warrant, the undersigned was not a "U.S. Person" (as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")) or person in the "United States" (as defined in Regulation S under the U.S. Securities Act), (iv) at the time of exercise of this Warrant, the undersigned is not a U.S. Person or person in the United States, and (v) the undersigned is not exercising this Warrant by or on behalf of any U.S. Person or person in the United States, (vi) the undersigned was not in the United States at the time this subscription was executed and delivered, and (vii) the exercise of this Warrant otherwise complies with the requirements for an “offshore transaction” under Regulation S under the U.S. Securities Act and the undersigned hereby represents to the Company that the representations, warranties, acknowledgments and agreements made by the undersigned in the Subscription Agreement, including the Confirmation of Non-U.S. Subscriber, remain true and accurate as of the date of exercise of this Warrant in connection with such exercise as if set forth herein.

☐	b. The undersigned (i) acquired this Warrant directly from the Company as a U.S. Subscriber (as defined in the Subscription Agreement) in accordance with applicable securities laws as part of the Company’s offering of Units, (ii) as part of the acquisition of this Warrant in the Company’s offering of Units, the undersigned executed and delivered the United States Accredited Investor Certificate attached to the Subscription Agreement as Exhibit A (the “Accredited Investor Certificate”), (ii) is exercising the Warrants solely for its own account and not on behalf of any other Person, (iii) was and is an "accredited investor" (as such term is defined under Rule 501(a) of Regulation D of the U.S. Securities Act), both at the time the undersigned acquired this Warrant and at the time of exercise of this Warrant and (iv) hereby represents to the Company that the representations, warranties, acknowledgments and agreements made by the undersigned in the Subscription Agreement, including the Accredited Investor Certificate, remain true and accurate as of the date of exercise of this Warrant in connection with such exercise as if set forth herein.

☐	c. The undersigned has delivered to the Company an opinion of counsel of recognized standing or such other evidence in form and substance reasonably satisfactory to the Company and its transfer agent to the effect that the exercise of the Warrants and issuance and delivery of the Common Shares delivered upon exercise hereof are exempt from the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States.

The undersigned understands that the certificates representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable securities laws of any state of the United States unless an exemption from registration is available (as described in the Warrant Certificate).

The undersigned hereby directs that such Common Shares be registered as follows:

Name	Address	Number of Common Shares

(Please print full name in which share certificates are to be issued.)

The undersigned hereby directs that such Common Shares be delivered as follows:

Name	Address

DATED this ___ day of _____________, 20__.

[NAME]

By:
Authorized Signing Officer